Exhibit 14.1

Consent of PricewaterhouseCoopers Ltd, independent accountants

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Converium Holding AG of our report dated March 4, 2005, except as to the subsequent events described in Note 27, as to which the date is June 30, 2005, relating to the financial statements and financial statement schedules, which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2004.

PricewaterhouseCoopers Ltd

Andrew Hill            Martin Frei

Zurich, June 30, 2005